Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-268548) of Highway Holdings Limited (the “Company”) of our report dated July 13, 2023, relating to the Company’s consolidated financial statements for the year ended March 31, 2023, which report appears in this Annual Report on Form 20-F of the Company for the year ended March 31, 2023.

/s/ ARK Pro CPA & Co

Hong Kong

July 13, 2023